Exhibit 10.3
Otis Worldwide Corporation
2020 Long-Term Incentive Plan
Performance Share Unit Award
Schedule of Terms
(February 6, 2024)

This Schedule of Terms describes the material features of the Participant’s Performance Share Unit Award (the “PSU Award” or the “Award”) granted under the Otis Worldwide Corporation 2020 Long-Term Incentive Plan, as Amended and Restated as of January 1, 2024 (the “LTIP”), subject to this Schedule of Terms, the Award Agreement, and the terms and conditions set forth in the LTIP. The LTIP Prospectus contains further information about the LTIP and this Award and is available on the Corporation’s internal employee website and at www.ubs.com/onesource/OTIS.

You should read this document carefully. There are circumstances under which your Award could be forfeited and you could be obligated to repay gains realized from the Award to the Corporation (e.g., see the “Forfeiture of Award and Repayment of Realized Gains”).

If you are a Non-U.S. Participant, please refer to the Appendix for additional terms and conditions that may apply to you.

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Certain Definitions
A Performance Share Unit (a “PSU”) represents the right to receive one share of common stock of Otis Worldwide Corporation (the “Common Stock”) (or a cash payment equal to the Fair Market Value thereof). PSUs generally vest and are converted into shares of Common Stock if, and to the extent, the associated pre-established performance targets are achieved and the Participant remains employed or otherwise engaged by the Corporation or the Service Recipient through the end of the applicable performance measurement period (see “Vesting” below), or upon an earlier Termination of Service under limited circumstances that may result in accelerated vesting (see “Termination of Service” below). “Company” means Otis Worldwide Corporation (the “Corporation”), together with its subsidiaries, divisions and affiliates. “Service Recipient” means an entity other than the Corporation in the Company group that employs or otherwise engages the Participant. “Termination Date” means the date the Participant’s employment ends, or, if different, the date the Participant ceases providing services to the Company as an employee, consultant, or in any other capacity. For the avoidance of doubt, and as described in more detail in the section entitled “Nature of Award,” absences from employment by reason of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service shall not be recognized as service in determining the Termination Date. All references to termination of employment in this Schedule of Terms will be deemed to refer to “Termination of Service” as defined in the LTIP. “Committee” means the Compensation Committee of the Board. Capitalized terms not otherwise defined in this Schedule of Terms have the same meaning as defined in the LTIP.
Country-Specific Appendix
Notwithstanding any provisions in this Schedule of Terms, the PSU grant shall be subject to any special or additional terms and conditions set forth in any Appendix to this Schedule of Terms for the Participant’s work country, unless determined otherwise by the Committee. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Schedule of Terms.
Acknowledgement and Acceptance of the Otis PSU Award
The number of PSUs awarded is set forth in the Award Agreement. The recipient of the PSU Award (the “Participant”) must affirmatively acknowledge and accept the terms and conditions of the PSU Award, which are contained in this Schedule of Terms, within 150 days following the Grant Date. A failure to acknowledge and accept the PSU Award within 150 days from the Grant Date will result in the forfeiture of the PSU Award.
Participants must acknowledge and accept the terms and conditions of this PSU Award electronically via the Union Bank of Switzerland (“UBS”) One Source website at www.ubs.com/onesource/OTIS. Participants based in certain countries may be required to acknowledge and accept the terms and conditions of this PSU Award by signing and returning the designated hard copy portion of the Award Agreement to the Stock Plan Administrator.
If you are employed in the State of Illinois, you (1) are advised under the Illinois Freedom to Work Act to consult with an attorney prior to agreeing to the covenants described in the section entitled “Forfeiture of Award and Repayment of Realized Gains” of this PSU Award, and

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(2) have been provided at least 14 calendar days to review these covenants prior to the acceptance deadline.
Dividends
PSUs granted under this Award will earn dividend equivalent units each time the Corporation pays a cash dividend to Common Stock shareholders. Dividend equivalents will be credited as additional PSUs to Awards outstanding on the dividend payment date and will vest under the same vesting conditions as the underlying PSUs. The number of additional PSUs that will be credited on any dividend payment date will equal (i) the per share cash dividend amount, multiplied by (ii) the number of PSUs subject to the PSU Award (including PSUs resulting from prior dividend equivalents), divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date, rounded down to the nearest whole number of PSUs. No cash will be payable for any fractional dividend equivalent.
Vesting
PSU Awards will vest in accordance with the schedule set forth in the Award Agreement, subject to performance relative to pre-established Performance Goals, and the Participant’s continued employment or service with the Corporation or Service Recipient through the applicable performance measurement period. The Award Agreement specifies the applicable Performance Goals, performance period, vesting date, minimum performance required for vesting, range of vesting and relative weighting for each Performance Goal.
The Performance Goals for the PSU Awards for the three-year performance period (2024-2026) are cumulative Adjusted Earnings Per Share (60% weighting) and average annual Organic Sales growth (40% weighting). In addition, the Corporation’s Total Shareholder Return relative to the S&P 500 Industrials Index may increase or decrease the payout of the PSU Award by up to 20%.
Adjusted Earnings Per Share (EPS) means the Corporation’s adjusted diluted EPS, which represents the diluted earnings per share (a GAAP measure), excluding restructuring costs, one-time separation costs, non-recurring tax items, and other significant items.
Organic Sales means the Corporation’s consolidated net sales, excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or non-operational nature.
Total Shareholder Return means the Corporation’s stock price appreciation from the average of the Corporation’s 20-trading day stock price prior to the beginning of the performance period to the average of the 20-trading day stock price prior to the end of the performance period, including dividends paid per share during the performance period.
Any unvested PSUs will be forfeited in the event of Termination of Service prior to the vesting date except in certain earlier terminations involving Retirement, Involuntary Termination, Disability, Change-in-Control Termination, or Death (see “Termination of Service” below).
PSUs may also be forfeited and value realized from previously vested PSUs may be recouped by the Corporation under certain circumstances (see “Forfeiture of Award and Repayment of Realized Gains” below).

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No Shareowner Rights
A PSU is the right to receive a share of Common Stock in the future (or a cash payment equal to the Fair Market Value), subject to continued employment or service, achievement of performance targets, and certain other conditions. The holder of a PSU has no voting or other rights accorded to owners of Common Stock unless and until PSUs are converted into shares of Common Stock.
Payment / Conversion of PSUs
Except as otherwise noted below under “Deferral of Gain,” vested PSUs will be converted into shares of Common Stock to be delivered to the Participant as soon as administratively practicable following the earliest to occur of (i) the date the Committee determines if, and to what extent, the PSUs have vested as a result of the achievement of the Performance Goals with respect to the performance measurement period, (ii) the date of the Participant’s death or incurrence of a Disability, or (iii) if a Change-in-Control occurs while the PSUs are outstanding (A) then if the PSUs are not replaced with a Replacement Award, the date of the Change-in-Control or (B) if the PSUs are replaced with a Replacement Award, the last day of the performance period, but in no event later than March 15th following the year in which such event occurs (see special rules for specified employees in “Specified Employees”). If Performance Goals are not met at the maximum level, the PSUs that do not vest will be cancelled without value. PSUs may be paid in cash if the Committee so determines, including where local law restricts the distribution of Common Stock.
Termination of Service
The treatment of PSUs upon Termination of Service depends upon the reason for termination, as detailed in the following sections. PSUs held for less than one (1) year as of the Termination Date will be forfeited, except in the event of Death, Disability, or Change-in-Control Termination, as discussed below.
Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the Termination Date, unless required by applicable law.
Retirement. If the Participant’s termination results from Retirement, unvested PSUs held for at least one (1) year as of the Termination Date will remain outstanding and, if and to the extent the Committee determines that Performance Goals have been achieved, will vest and convert into shares of Common Stock (or cash) to be delivered to the Participant in accordance with the section entitled “Payment/Conversion of PSUs,” subject to the delay noted below under “Specified Employees,” if applicable. For this purpose, Retirement means either a Normal Retirement or Early Retirement as defined below:
•“Normal Retirement” means retirement on or after age 65;
•“Early Retirement” means retirement on or after age 55 with at least 10 years of continuous service as of the Termination Date.
The Participant will not receive Retirement treatment with respect to any Award in the event of involuntary termination by the Corporation or the Service Recipient for Cause even if the Participant qualifies for Retirement.

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The calculation to determine Early Retirement will include partial years, rounded down to the nearest full month.
Involuntary Termination for Cause. If the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for Cause (as defined in the LTIP), unvested PSUs will be forfeited as of the Termination Date regardless of the Participant’s Retirement eligibility. In addition, value realized from previously vested PSUs is subject to repayment in the event of termination for Cause or certain other occurrences (see “Forfeiture of Award and Repayment of Realized Gains” below).
Involuntary Termination other than for Cause, Death or Disability. If the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than Cause, death or Disability, and does not constitute a Change-in Control Termination, unvested PSUs held for at least one (1) year as of the Termination Date will receive pro-rata vesting treatment, subject to the Participant providing the Corporation, if requested, a release of claims in a form and manner satisfactory to the Corporation. The pro-rata vesting of a PSU Award held for at least one (1) year will be based on the number of days during the performance measurement period that the Participant was employed with (or performed service for) the Corporation or Service Recipient, divided by the total number of days in such period, rounded up to the nearest share. The pro-rata PSUs will remain outstanding and eligible to vest per the terms of the Award. PSUs not eligible to vest under this pro-rata vesting formula will be forfeited as of the Termination Date.
Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the pro-rata vesting percentage, unless required by applicable law.
Example pro-rata vesting percentage calculation (assumes no dividends are paid for simplicity):
•# PSUs that vest: 900
•Performance period (01/01/2024-12/31/2026)
•% time participated in full vesting period: 50%
# of pro-rata units = (# units granted) * (% time participated in the performance period)
450 = (900 * 50%)
Retirement eligible Participants will be eligible to vest in accordance with the Retirement provisions set forth above. Change-in-Control Terminations are subject to vesting treatment as set forth in the Change-in-Control provisions below.
Voluntary Termination. If the Participant voluntarily terminates employment or service (other than for Retirement or a Change-in-Control Termination), the Participant is not entitled to vesting and will forfeit all unvested PSUs as of the Termination Date. If the Corporation or Service Recipient terminates the Participant’s employment or service after receiving notice from the Participant that the Participant is voluntarily terminating employment or service, such termination shall be considered a voluntary termination by the Participant.
Death or Disability. If the Participant dies while still employed by or providing services to the Corporation or the Service Recipient, or if the Participant incurs a Disability, all PSUs will vest as of the date of death or Disability, as applicable, and be converted (at target performance or such

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greater amount as determined by the Committee in its discretion) to shares of Common Stock to be delivered to the Participant, Participant’s estate or designated beneficiary (if such a designation has been provided to the Corporation, and to the extent the Corporation determines such designation to be valid), as may be determined in the Corporation’s sole discretion (where applicable), in accordance with the section entitled “Payment/Conversion of PSUs.” To be considered a Disability under this Award, the “disability” event must meet the definition under Section 409A(a)(2)(C) of the Code.
Change-in-Control Termination. If the PSUs are replaced with a Replacement Award in connection with a Change-in-Control in accordance with Section 10(c) of the LTIP, and the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than for Cause, death or Disability, or due to the Participant’s voluntary termination for “Good Reason,” in each case, within 24 months following a Change-in-Control in accordance with Section 10(d) of the LTIP (such Termination of Service, a “CIC Termination”), then all unvested PSUs will vest and be converted into shares of Common Stock (or cash) to be delivered to the Participant in accordance with the section entitled “Payment/Conversion of PSUs,” subject to the delay noted below under “Specified Employees,” if applicable.
Specified Employees. If the Participant is a “specified employee” within the meaning of Section 409A of the Code (i.e., generally the fifty highest paid employees, as determined by the Corporation) at the time of the Participant’s Termination of Service, and the PSUs are accelerated and vest by reason of such Participant’s Termination of Service (e.g., Change-in-Control Termination, Retirement, or Involuntary Termination), then, to the extent necessary to avoid the application of any additional tax or penalty under Section 409A of the Code and consistent with the terms of the LTIP, these vested PSUs (and unpaid accumulated dividend equivalents) will be held in the Participant’s UBS account, and will not be paid or provided, until the first business day of the seventh month following the Participant’s Termination Date or on the Participant’s death or Disability (under the meaning of Section 409A(a)(2) of the Code) if earlier. For clarification purposes, these vested PSUs will continue to earn dividend equivalents during such delay in accordance with the section entitled “Dividends.”
Forfeiture of Award and Repayment of Realized Gains
PSUs, including Common Stock, dividend equivalents, dividends and cash delivered for PSUs are subject to the Corporation’s Compensation Recovery Policy (the “Compensation Recovery Policy”), as in effect from time to time, available on www.otisinvestors.com.
The Participant agrees that the restrictions set forth in the Compensation Recovery Policy are reasonable and that the value of the LTIP awards is reasonable consideration for accepting such restrictions and forfeiture contingencies. However, if any portion of this section is held by competent authority to be unenforceable, this section shall be deemed amended to limit its scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect. The Participant acknowledges that this Award shall constitute compensation in satisfaction of these covenants.
In addition, the Participant acknowledges that if employed in the State of Illinois, he or she has been advised to consult with an attorney before agreeing to these provisions and was provided with at least 14 calendar days to review these covenants. Further, the provisions in the Compensation Recovery Policy pertaining to non-competition shall not be enforced with respect to a Participant during such time the Participant primarily resides or works in California and shall

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be modified to the extent necessary to allow the Participant to comply with the rules of professional conduct applicable to the Participant (e.g., American Bar Association Model Rule of Professional Conduct 5.6 (Restrictions on Right to Practice)).
Following a Change-in-Control, no incentive compensation clawback, recoupment or repayment policies or provisions adopted by the Corporation, including the Compensation Recovery Policy, shall apply to Awards granted under the LTIP (or any successor plan) to the Participant; provided, however, that if the Participant is subject to the Corporation’s Erroneously Awarded Compensation Recovery Policy because the Participant is or was an executive officer (as defined in that policy), that policy shall continue to apply to the Participant solely to the extent the application of such policy is necessary to comply with applicable law or applicable securities exchange listing standards.
Adjustments
If the Corporation engages in a transaction affecting its capital structure, such as a merger, distribution of a special dividend, spin-off of a business unit, stock split, subdivision or consolidation of shares of Common Stock or other events affecting the value of Common Stock, PSU Awards may be adjusted as determined by the Committee, in its sole discretion.
Further information concerning capital adjustments is set forth in Section 3(d) of the LTIP, which can be located at www.ubs.com/onesource/OTIS.
Change-in-Control
In the event of a Change-in-Control or restructuring of the Corporation, the Committee may, in its sole discretion, take certain actions with respect to outstanding Awards to assure fair and equitable treatment of LTIP Participants. Such actions may include the acceleration of vesting, canceling an outstanding Award in exchange for its equivalent cash value (as determined by the Committee), or providing for other adjustments or modifications to outstanding Awards or Performance Goals, as the Committee may deem appropriate. In the event of a Change-in-Control where the PSUs are not replaced by a Replacement Award, the PSUs will vest in full in accordance with Section 10(b) of the LTIP.
Further details concerning Change-in-Control are set forth in Section 10 of the LTIP, which can be located at www.ubs.com/onesource/OTIS.
Awards Not to Affect Certain Transactions
PSU Awards do not in any way affect the right of the Corporation or its shareowners to effect: (i)  any adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital or business structure; (ii) any merger or consolidation of the Corporation; (iii) any issue of bonds, debentures, shares of stock preferred to, or otherwise affecting the Common Stock of the Corporation or the rights of the holders of such Common Stock; (iv) the dissolution or liquidation of the Corporation; (v) any sale or transfer of all or any part of its assets or business; or (vi) any other corporate act or proceeding.
Responsibility for Taxes
The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Service Recipient, the Participant is responsible for all income taxes, social insurance contributions, payroll taxes, fringe benefits tax, payment on account or other tax-

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related items attributable to the Participant’s participation in the LTIP and legally applicable or deemed applicable to the Participant (“Tax-Related Items”). The Participant further acknowledges that the Corporation and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying shares of Common Stock, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Fair Market Value on the date the taxable event occurs will be used to calculate the taxable income realized from the PSUs, and the amount of shares of Common Stock that may be withheld to satisfy the Tax-Related Items, except where otherwise required by applicable law, as determined in the Corporation’s sole discretion.
In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Service Recipient to satisfy all Tax-Related Items. By accepting the Award, the Participant authorizes the Corporation and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) deducting directly from any payment due to the Participant or from any obligation of the Corporation and/or the Service Recipient to the Participant (including but not limited to, withholding from the Participant’s regular compensation); (ii) requiring the Participant (or the Participant’s estate or beneficiaries, as applicable) to pay the Corporation an amount sufficient to satisfy compliance with the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization and without further consent); (iv) withholding in shares of Common Stock to be issued upon settlement of the PSUs; (v) withholding from dividend equivalents paid on the PSUs; or (vi) any other method of withholding determined by the Corporation and to the extent required by applicable law or the LTIP, approved by the Committee.
The Corporation and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Corporation and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock subject to the vested PSUs, notwithstanding that a number of the shares of Common Stock is held back solely for purposes of paying the Tax-Related Items.
The Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation and/or the Service Recipient, if any. Further, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Corporation [and/or the Service Recipient] may be required to

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withhold or account for Tax-Related Items in more than one jurisdiction. In those countries where there is no withholding on account of such Tax-Related Items, Participants must pay the appropriate taxes as required by any country where they are subject to tax.
The Corporation may refuse to distribute an Award if the Participant fails to comply with his or her obligations in connection with Tax-Related Items.
Notwithstanding the foregoing, if the Participant is an individual covered under Section 16 of the Securities Exchange Act of 1934, as amended, at the time that a taxable event occurs, then the withholding obligations with respect to such taxable event will be satisfied by withholding shares of Common Stock subject to the PSU Award having a Fair Market Value equal to the tax withholding amount.
Important information about the U.S. Federal income tax consequences of LTIP Awards can be found in the LTIP Prospectus at www.ubs.com/onesource/OTIS.
Deferral of Gain (U.S. based executives)
If permitted by the Committee, a Participant who is eligible to participate in the Otis Worldwide Corporation LTIP PSU Deferral Plan may irrevocably elect to defer the conversion of vested PSUs into shares of Common Stock to a later date. The election to defer the conversion of shares must be made no later than the end of the second year of the performance measurement period, or such earlier date as may be specified by the Committee. Vested PSUs subject to a deferral election will be converted to unfunded deferred share units that will convert into shares of Common Stock on the distribution date as specified in the deferral election and the LTIP PSU Deferral Plan. Deferred share units will be credited with dividend equivalents. Under current U.S. income tax law, the Participant will generally not be subject to income taxes until the resulting deferred share units are converted to shares of Common Stock and distributed. Deferred share units will not be funded by the Corporation. In this regard, the Participant’s rights to deferred share units are those of a general unsecured creditor of the Corporation. Details of the deferral of PSUs into deferred share units will be provided with the election materials. The opportunity to make such an election is subject to changes in Federal tax law. The Committee reserves the right to discontinue offering PSU deferral elections at any time for any reason it deems appropriate in its sole discretion.
Non-assignability
Unless otherwise approved by the Committee or its delegate, no assignment or transfer of any right or interest of the Participant in any PSU Award, whether voluntary or involuntary, by operation of law or otherwise, is permitted except by (i) will or the applicable laws of descent and distribution or (ii) certain intra-family transfers or transfers pursuant to qualified domestic relations orders subject to procedures and requirements established by the Committee and compliance with U.S. Securities and Exchange Commission (“SEC”) rules. Any other attempt to assign such rights or interest shall be void and without force or effect.
Nature of Award
By accepting the grant, the Participant acknowledges, understands and agrees that:

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(i)    the LTIP is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the LTIP;
(ii)    the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(iii)    all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Corporation;
(iv)    the grant of the PSU Award and the Participant’s participation in the LTIP shall not create a right to employment or other service relationship with the Corporation;
(v)    the grant of the PSU Award and the Participant’s participation in the LTIP shall not be interpreted as forming or amending an employment or service contract with the Corporation or the Service Recipient;
(vi)    the Participant is voluntarily participating in the LTIP;
(vii)    the PSUs and the shares of Common Stock subject to the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(viii)    the PSUs and the shares of Common Stock subject to the PSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(ix)    unless otherwise agreed with the Corporation in writing, the PSUs and the shares of Common Stock subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate of the Corporation;
(x)    the future value, if any, of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(xi)    no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or renders service or the terms of the Participant’s employment or service agreement, if any);
(xii)    for purposes of the PSUs and subject to Section 409A, the Participant’s employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Corporation, the Service Recipient or any other Subsidiary or Affiliate of the Corporation (regardless of the reason for such Termination of Service and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or renders service or the terms of the Participant’s employment or service agreement, if any), and such date will not be extended by any notice period unless required by applicable law (e.g., the Participant’s period of employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated

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under employment laws in the jurisdiction where the Participant is employed or renders services or the terms of the Participant’s employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s PSU Award (including whether the Participant may still be considered to be providing services while on a leave of absence); and
(xiii)    neither the Corporation, the Service Recipient nor any other Subsidiary or Affiliate of the Corporation shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the settlement of the PSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
Right of Discharge Reserved
Nothing in the LTIP or in any PSU Award shall confer upon any Participant the right to continued employment or service for any period of time, or affect any right that the Corporation or the Service Recipient may have to terminate the employment or service agreement, if any, of any Participant at any time for any reason.
Administration
The Board has delegated the administration and interpretation of the Awards granted pursuant to the LTIP to the Committee. The Committee establishes such procedures as it deems necessary and appropriate to administer Awards in a manner that is consistent with the terms of the LTIP. The Committee has, consistent with its charter and subject to certain limitations, delegated to the Chief Executive Officer, the Chief People Officer and the Senior Vice President Total Rewards the authority to grant, administer, and interpret Awards, provided that, such delegation will not apply with respect to employees of the Corporation who are covered under Section 16 of the Exchange Act, as amended, and to members of the Corporation’s Executive Leadership Group. Awards to these individuals will be granted, administered, and interpreted exclusively by the Committee. The Committee’s decision or that of its delegate on any matter related to an Award shall be binding, final, and conclusive on all parties in interest.
Data Privacy
This notice supplements and should be read in conjunction with the Otis Employee Privacy Notice, available at www.otis.com/en/us/privacy-policy. The Participant understands that the Corporation and the Service Recipient may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all PSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. This information is used for the exclusive purpose of implementing, administering and managing the LTIP, which is necessary for the Corporation to fulfill its contractual obligations to Participants (and any associated legal requirements), as well as for the Corporation’s own legitimate interests.
To the extent that local law requires consent for the Corporation to lawfully hold this information, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal information as described in this

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Schedule of Terms and any other PSU grant materials (“Data”) by and among, as applicable, the Service Recipient, the Corporation and its Subsidiaries and Affiliates.
The Participant understands that Data will be transferred to UBS, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the LTIP.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  Any such transfers are consistent with applicable legal requirements, as further described in the Otis Employee Privacy Notice.
The Participant understands that, under applicable law, the Participant may have certain rights in relation to the Data, including the right to access, correct, erase, and restrict the use of such information, as well as to object in certain cases.  Insofar as applicable law requires the Corporation to rely on the Participant’s consent to hold this information, the Participant may also have the right to withhold or withdraw such consent, but the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the LTIP. The Participant may exercise these rights, where applicable, by contacting the Corporation at privacy@otis.com. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the LTIP.
Corporation Compliance Policies
Participants must comply with the Corporation’s Absolutes and Corporate Policies and Procedures. Violations can result in the forfeiture of Awards and the obligation to repay previous gains realized from LTIP Awards. The Corporation’s Absolutes and Corporate Policy Manual are available online on the Corporation’s internal home page.
Compliance With Law
Notwithstanding any other provision of the LTIP or this Schedule of Terms, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Corporation shall not be required to deliver any shares issuable upon settlement of the PSU prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Corporation shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Corporation is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Participant agrees that the Corporation shall have unilateral authority to amend the Schedule of Terms without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
Language
The Participant acknowledges and represents that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in the English language, so as to enable the Participant to understand the provisions of this Schedule of Terms

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and the LTIP. If the Participant has received this Schedule of Terms or any other document related to the LTIP translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Electronic Delivery and Participation
The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the LTIP by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the LTIP through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
Severability
The provisions of this Schedule of Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Imposition of Other Requirements
The Corporation reserves the right to impose other requirements on the Participant’s participation in the LTIP, on the PSU and on any shares of Common Stock acquired under the LTIP, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional Schedule of Terms or undertakings that may be necessary to accomplish the foregoing.
Waiver
The Participant acknowledges that a waiver by the Corporation of breach of any provision of this Schedule of Terms or the Award Agreement shall not operate or be construed as a waiver of any other provision of this Schedule of Terms or the Award Agreement, or of any subsequent breach by the Participant or any other Participant.
Insider Trading/Market Abuse
The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Corporation shares, rights to shares (e.g., PSUs) or rights linked to the value of shares (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Corporation as defined in the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind third parties includes fellow employees and service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Corporation. The Participant is responsible for complying with any restrictions and should speak to my personal advisor on this matter.

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Exchange Control, Foreign Asset/Account and/or Tax Reporting
Depending upon the country to which laws the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold shares of Common Stock under the LTIP or cash received from participating in the LTIP (including from any dividends or dividend equivalents or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country of residence. The Participant’s country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant’s country. The Participant also may be required to repatriate cash received from participating in the LTIP to the Participant’s country within a certain period of time after receipt. The Participant is responsible for knowledge of and compliance with any such regulations and should speak with the Participant’s personal tax, legal and financial advisors regarding same.
Interpretations
This Schedule of Terms provides a summary of terms applicable to the PSU Award. This Schedule of Terms and each Award Agreement are subject in all respects to the terms of the LTIP, which can be located at www.ubs.com/onesource/OTIS. In the event that any provision of this Schedule of Terms or any Award Agreement is inconsistent with the terms of the LTIP, the terms of the LTIP shall govern. Any question concerning administration or interpretation arising under the Schedule of Terms or any Award Agreement will be determined by the Committee or its delegates, in its sole discretion, and such determination shall be final, binding, and conclusive upon all parties in interest. If this Schedule of Terms or any other document related to this Award is translated into a language other than English and a conflict arises between the English and translated version, the English version will control.
Governing Law and Venue
The LTIP, this Schedule of Terms, and the Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. For purposes of litigating any dispute that arises under this PSU Award or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Connecticut, agree that such litigation shall be conducted in the courts of Hartford County, Connecticut, or the federal courts for the United States for the District of Connecticut, where this grant is made and/or to be performed.
Additional Information
Questions concerning the LTIP or Awards and requests for LTIP documents can be directed to:
    Stock Plan Administrator
    StockPlanAdmin@otis.com
OR
Otis Worldwide Corporation
Attn: Stock Plan Administrator
One Carrier Place
Farmington, CT 06032

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The Corporation and / or its approved Stock Plan Administrator will send any Award-related communications to the Participant’s email address or physical address on record. It is the responsibility of the Participant to ensure that both the e-mail and physical address on record are up-to-date and accurate at all times to ensure delivery of Award-related communications.

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Appendix
Otis Worldwide Corporation
Performance Share Unit Award Schedule of Terms
Additional Terms and Conditions for Non-U.S. Participants
This Appendix includes additional terms and conditions that govern the PSUs granted to the Participant under the LTIP if the Participant resides and/or works in one of the countries listed below. It also includes certain securities information of which the Participant should be aware. The information is based on the laws in effect in the respective countries as of January 2024.
Capitalized terms used but not defined in this Appendix have the meanings set forth in the LTIP and/or in this Schedule of Terms.
If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the PSUs, the Corporation shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Participant.

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AUSTRALIA
Securities Law Information. This offer of PSUs is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Participant acquires shares of Common Stock under the LTIP and subsequently offers the shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should consult with their legal advisor before making any such offer in Australia.
AUSTRIA
There are no country-specific provisions.
BELGIUM
There are no country-specific provisions.
BRAZIL
Nature of Award. This provision supplements the “Nature of Award” section of this Schedule of Terms:
By accepting this PSU Award, the Participant acknowledges and agrees that (i) the Participant is making an investment decision, and (ii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting period, without compensation to the Participant.
Further, the Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to the Participant under the LTIP are unrelated to the Participant’s employment or service; (ii) the LTIP is not a part of the terms and conditions of the Participant’s employment or service; and (iii) the income from the Participant’s participation in the LTIP, if any, is not part of the Participant’s remuneration from employment or service.
Compliance with Law. By accepting this Award, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting or settlement of the Award, the sale of shares of Common Stock acquired under the LTIP and the receipt of any dividends paid on such shares of Common Stock.
CANADA
Form of Settlement/ Payment / Conversion of PSUs. PSUs granted to individuals residing in Canada shall be paid in shares of Common Stock only. In no event shall any PSUs be paid in cash, notwithstanding any discretion contained in the LTIP and/or in this Schedule of Terms to the contrary.
Data Privacy. The following provision supplements the “Data Privacy” section of this Schedule of Terms:
The Participant hereby authorizes the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the LTIP. The Participant further authorizes the Corporation, the Service Recipient and/or any other Subsidiary or Affiliate to disclose and discuss such information with their advisors. The Participant also authorizes the Corporation, the Service Recipient and/or any other Subsidiary or Affiliate to record such information and to keep such information in the Participant’s employee file. If the Participant is resident in Quebec, the Participant acknowledges and agrees that their personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States.
Securities Law Information. The Participant is permitted to sell shares of Common Stock acquired through the LTIP through the designated broker appointed by the Corporation, provided the resale of such shares takes place outside of Canada and through the facilities of a stock

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exchange, which should be the case because the Common Stock is currently listed on the New York Stock Exchange.
The following provision applies only if the Participant resides in Quebec:
French Language Documents. A French translation of this document and certain other documents related to the RSUs will be made available to the Participant as soon as reasonably practicable upon request. The Participant understands that, from time to time, additional information related to the RSUs may be provided in English and such information may not be immediately available in French. However, upon request, the Corporation or Service Recipient will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Schedule of Terms, and unless the Participant indicates otherwise, the French translation of this document and the LTIP will govern the Participant's participation in the LTIP.
Documents En Langue Française. Une traduction française de ce document et de certains autres documents relatifs aux RSUs sera mise à la disposition du Participant dès que raisonnablement possible suite à sa demande. Le Participant comprend que, de temps à autre, des informations supplémentaires relatives aux RSUs peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Société fournira une traduction de ces informations en français dès que raisonnablement possible. Nonobstant toute disposition contraire dans l'Annexe des Conditions, et sauf indication contraire du Participant, la traduction française de ce document et du LTIP régiront la participation du Participant au LTIP.
CHINA
The following provisions apply to the Participant if the Participant is subject to exchange control regulations in the People’s Republic of China (“China”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Corporation in its sole discretion:
Exchange Control Restrictions.
(i) SAFE Approval. Notwithstanding anything to the contrary in the Schedule of Terms or the Award Agreement, the Participant will not be permitted to vest in any shares of Common Stock unless and until the necessary approvals for the LTIP have been obtained from SAFE and remain in place, as determined by the Corporation in its sole discretion. Further, the Corporation is under no obligation to issue shares of Common Stock if the Corporation has not or does not obtain SAFE approval or if any such SAFE approval subsequently becomes invalid or ceases to be in effect by the time the Participant vests in the PSUs.
(ii) Vesting. If upon the Participant’s Termination Date, the Participant is entitled to receive vesting (whether full or pro-rata), shares shall be credited to the Participant as soon practicable. The number of shares to be credited will be determined by the Corporation in its sole discretion. Notwithstanding anything to the contrary in this Schedule of Terms or the Award Agreement, in no event will shares of Common Stock be issued pursuant to PSUs after 6 months following the Termination Date.
(iii) Mandatory Sale Upon Termination of Employment. Notwithstanding anything to the contrary in this Schedule of Terms or the Award Agreement, where a Participant’s employment or service with the Service Recipient is terminated for whatever reason, the Corporation’s broker will sell all the shares of Common Stock held by the Participant as a result of vesting and settlement of PSUs as soon as administratively practicable (and in all cases within 6 months following the Termination Date). The proceeds from such sale, less any applicable withholdings, will be delivered to the Participant (or the Participant’s estate) as soon as administratively practicable.
(iv) Broker Account. Any shares of Common Stock issued to the Participant upon vesting and settlement of the PSUs must be maintained in an account with UBS or such other broker as may be designated by the Corporation until the shares of Common Stock are sold through that broker.

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(v) Repatriation. The Participant understands and agrees that, due to local exchange control requirements, he or she is required to repatriate to the China all proceeds he or she receives from participation in the LTIP, including any cash dividends and the cash proceeds from the sale of the shares of Common Stock acquired upon the vesting and settlement of the PSUs. The Participant further understands that, under Chinese law, such repatriation of his or her cash proceeds will be effected through a special exchange control account established by the Corporation, the Service Recipient or another Subsidiary or Affiliate of the Corporation in China, and the Participant hereby consents and agrees that any proceeds he or she may receive as a result of participation in the LTIP will be transferred to such special account prior to being delivered to him or her. Unless the Corporation in its sole discretion decides otherwise, the proceeds will be paid to the Participant in local currency. The Corporation is under no obligation to secure any particular exchange conversion rate and the Corporation may face delays in converting the proceeds into local currency due to exchange control restrictions in China. The Participant agrees that neither the Corporation nor any Subsidiary or Affiliate can be held liable for any delay in delivering the proceeds to the Participant. The Participant agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the sale proceeds are distributed through any such special exchange account.
(vi) Other. The Participant further agrees to comply with any other requirements that may be imposed by the Corporation in the future in order to facilitate compliance with exchange control requirements in China and to sign any agreements, forms and/or consents that may be reasonably requested by the Corporation (or the Corporation's designated broker) to effect any of the remittances, transfers, conversions or other processes affecting the proceeds.
CZECH REPUBLIC
There are no country-specific provisions.
FRANCE
Language Consent. By accepting the Award, the Participant confirms having read and understood the LTIP, this Schedule of Terms, and the Award Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’Attribution, le Participant confirme avoir lu et compris le Plan (« LTIP »), les présents Termes et Conditions et le Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
French-Qualified PSUs.
The following provisions apply only if the Participant is eligible to be granted French-Qualified PSUs under the French Sub-Plan (defined below). If the Participant is ineligible to be granted French-Qualified PSUs under the French Sub-Plan, the PSUs will not qualify for the special French tax and social security treatment under Sections L. 225-197-1 to L. 225-197-6 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Type of Grant. The PSUs are granted as French-Qualified PSUs and are intended to qualify for the special tax and social security treatment applicable to shares of Common Stock granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. The French-Qualified PSUs are granted subject to the terms and conditions of the French Sub-Plan for Restricted Stock Units (the “French Sub-Plan”).
Certain events may affect the status of the PSUs as French-Qualified PSUs or the underlying shares of Common Stock, and the French-Qualified PSUs or the underlying shares of Common Stock may be disqualified in the future. The Corporation does not make any undertaking or representation to maintain the qualified status of the French-Qualified PSUs or of the underlying shares of Common Stock.
Capitalized terms not defined herein, in this Schedule of Terms or in the LTIP shall have the meanings ascribed to them in the French Sub-Plan.

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Restrictions on Sale or Transfer of Shares.
(a)Minimum Mandatory Holding Period. The Participant may not sell or transfer any shares of Common Stock issued at settlement until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-Qualified PSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France.
(b)Closed Periods. The Participant may not sell any shares of Common Stock issued upon settlement of the French-Qualified PSUs during certain Closed Periods, to the extent applicable to the shares underlying the French-Qualified PSUs granted by the Corporation, as described in the French Sub-Plan. Notwithstanding anything to the contrary contained in the French Sub-Plan, with regard to French-Qualified PSUs, the term “Closed Period” shall mean such period as set forth in Section L. 225-197-1 of the French Commercial Code, as amended:
(i)thirty (30) calendar days before the announcement of an intermediate financial report or end-of-year report that the issuer is required to make public; and
(ii)any period during which the Chief Executive Officer (directeur général), any Deputy Chief Executive Officer (directeur général délégué), members of the Board of Directors (counseil d’administration), the Supervisory Board (counseil de suveillance), or the Executive Board (directoire) of the Corporation, or any employee possesses knowledge of inside information within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the Market Abuse Regulation, which has not been made public.
(c)Effect of Termination of Service. Except in the case of Participant's Termination of Service due to death or Disability, the restrictions described in provisions (a) and (b) above will continue to apply even if the Participant is no longer an employee or managing corporate officer of the Corporation or a French Entity.
Holding Periods for Managing Corporate Officers. If on the Grant Date the French Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Corporation, Service Recipient or a Subsidiary or Affiliate, the French Participant may not sell 20% of the shares of Common Stock acquired upon settlement of the French-Qualified PSUs until the termination of such official capacity, as long as this restriction is applicable to French-Qualified PSUs.
No Transfer of French-Qualified PSUs. French-Qualified PSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during a French Participant's lifetime and upon death only in accordance with Section 9 of the French Sub-Plan, and only to the extent required by applicable laws (including the provisions of Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended).
Termination of Service Due to Disability. In the event of Participant’s Termination of Service due to Disability, as defined in the French Sub-Plan, prior to the first anniversary of the Grant Date, the PSUs shall remain outstanding and continue to vest in accordance with the French Sub-Plan.

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Termination of Service Due to Death. In the event of Participant’s Termination of Service due to death prior to the satisfaction of the vesting conditions set forth in the vesting schedule, any French-Qualified PSUs that have not vested as of such date may be requested by Participant’s legal heirs within six months of the date of death and, if so requested, the shares of Common Stock subject to the French-Qualified PSUs will be issued to Participant’s legal heirs.
GERMANY
There are no country-specific provisions.
HONG KONG
Form of Settlement/ Payment / Conversion of PSUs. PSUs granted to individuals resident in Hong Kong shall be paid in shares of Common Stock only. In no event shall any PSUs be paid in cash, notwithstanding any discretion contained in the LTIP and/or this Schedule of Terms to the contrary.
Issuance of Shares and Sale of Shares. This provision supplements the “Vesting” section of this Schedule of Terms: Any shares of Common Stock issued in settlement of the Award are accepted as a personal investment. In the event shares of Common Stock subject to the Award are issued to the Participant within six months of the Grant Date, the Participant agrees that the Participant will not offer the shares of Common Stock to the public in Hong Kong or otherwise dispose of any such shares prior to the six-month anniversary of the Grant Date.
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Schedule of Terms, the Award Agreement, the LTIP or any other incidental communication materials, the Participant should obtain independent professional advice. The Award and any shares of Common Stock issued upon settlement do not constitute a public offering of securities under Hong Kong law and are available only to service providers of the Corporation and its Subsidiaries and Affiliates. This Schedule of Terms, the Award Agreement, the LTIP and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Awards and any related documents are intended only for the personal use of each eligible service provider of the Service Recipient, the Corporation or any other Subsidiary or Affiliate and may not be distributed to any other person.
INDIA
There are no country-specific provisions.
ITALY
LTIP Document Acknowledgment. By participating in the LTIP, the Participant acknowledges that the Participant has received a copy of the LTIP, this Schedule of Terms, and the Award Agreement and has reviewed the LTIP, this Schedule of Terms, and the Award Agreement in their entirety and fully understands and accepts all provisions of the LTIP, this Schedule of Terms, and the Award Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves the sections of this Schedule of Terms addressing (i) Responsibility for Taxes, (ii) Non-assignability, (iii) Nature of Award, (iv) Data Privacy, (v) Compliance With Law, (vi) Imposition of Other Requirements, and (vii) Governing Law and Venue.
JAPAN
There are no country-specific provisions.
KOREA
There are no country-specific provisions.

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LUXEMBOURG
There are no country-specific provisions.
PORTUGAL

Language Consent. The Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the LTIP and this Schedule of Terms.
Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (Schedule of Terms em inglés).
SINGAPORE
Restriction on Sale of Shares. To the extent the Award vests within six months of the Grant Date, the Participant may not dispose of the shares of Common Stock issued upon settlement of the PSUs, or otherwise offer the shares of Common Stock to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Securities Law Information. The Award is being made to the Participant in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chap. 289, 2006 Ed.), is exempt from the prospectus and registration requirements under the SFA and is not made to the Participant with a view to the Award or underlying shares of Common Stock being subsequently offered for sale to any other party. The LTIP has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
SPAIN
Nature of Award. This provision supplements the “Nature of Award” section of this Schedule of Terms:
By accepting the Award, the Participant consents to participation in the LTIP and acknowledges that the Participant has received a copy of the LTIP.
The Participant understands that the Corporation has unilaterally, gratuitously and in its sole discretion decided to grant an Award under the LTIP to individuals who may be contractors, directors, or employees of the Service Recipient, the Corporation, or one of its other Subsidiaries or Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Award will not economically or otherwise bind the Corporation or any Subsidiary or Affiliate, including the Service Recipient, on an ongoing basis, other than as expressly set forth in this Schedule of Terms or the Award Agreement. Consequently, the Participant understands that the Award is given on the assumption and condition that the Award shall not become part of any employment or other service contract (whether with the Corporation or any Subsidiary or Affiliate, including the Service Recipient) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the Award, which is gratuitous and discretionary, since the future value of the Award, and the underlying shares of Common Stock, is unknown and unpredictable.
Further, the Participant’s participation in the LTIP is expressly conditioned on the Participant’s continued and active rendering of service, such that, unless otherwise set forth in the LTIP, if the Participant’s employment or service terminates for any reason, the Participant’s participation in the LTIP will cease immediately. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a

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collective dismissal; (3) the Participant’s employment or service ceases due to a change of work location, duties or any other employment or contractual condition; (4) the Participant’s employment or service ceases due to a unilateral breach of contract by the Corporation or any of its Subsidiaries and Affiliates; or (5) the Participant’s employment or service terminates for any other reason whatsoever. Consequently, upon Termination of Service for any of the above reasons, the Participant automatically lose any right to participate in the LTIP on the date of the Participant’s Termination of Service, as described in the LTIP, this Schedule of Terms, and the Award Agreement.
Furthermore, the Participant hereby agrees that by accepting the Award, the Participant authorizes the Corporation and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) deducting directly from any payment due to the Participant or from any obligation of the Corporation and/or the Service Recipient to the Participant (including but not limited to, withholding from the Participant’s regular compensation); (ii) requiring the Participant (or the Participant’s estate or beneficiaries, as applicable) to pay the Corporation an amount sufficient to satisfy compliance with the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization and without further consent); (iv) withholding in shares of Common Stock to be issued upon settlement of the PSUs; (v) withholding from dividend equivalents paid on the PSUs; or (vi) any other method of withholding determined by the Corporation and to the extent required by applicable law or the LTIP, approved by the Committee.
Securities Law Information. The Award and shares of Common Stock described in this Schedule of Terms do not qualify under Spanish regulations as securities.  No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The LTIP, this Schedule of Terms, and the Award Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.
SWITZERLAND
Securities Law Information. Because the offer of the Award is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Corporation or Service Recipient or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
TURKEY
Securities Law Information. Shares of Common Stock acquired under the Plan cannot be sold in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “OTIS” and the shares may be sold through this exchange.
Financial Intermediary Obligation. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, in order to sell shares of Common Stock acquired under the Plan, individuals may be required to appoint a Turkish broker to assist with the sale.
UNITED ARAB EMIRATES
Securities Law Information. Participation in the LTIP is being offered only to eligible service providers of the Corporation and any Subsidiary or Affiliate and is in the nature of providing equity incentives to employees in the United Arab Emirates. The LTIP, this Schedule of Terms, and the Award Agreement are intended for distribution only to such service providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not

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understand the contents of the LTIP, this Schedule of Terms, or the Award Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the LTIP. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the LTIP, this Schedule of Terms, or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Responsibility for Taxes. This provision supplements the “Responsibility for Taxes” section of this Schedule of Terms:
Without limitation to this section of this Schedule of Terms, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Corporation or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Corporation and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or an executive officer of the Corporation (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), the Participant acknowledges that the Participant may not be able to indemnify the Corporation or the Service Recipient for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Service Recipient (as appropriate) for the value of any National Insurance Contributions due on this additional benefit, which the Corporation or the Service Recipient collect by any of the means referred to in the LTIP or this Schedule of Terms.
Section 431 Election. The Participant agrees that the Participant is required to enter into a joint election with the Service Recipient pursuant to section 431 of Income Tax (Earnings and Pensions) Act 2003 (or such other election as the Corporation may direct for the same purpose) electing that the fair market value of the shares of Common Stock to be acquired upon the settlement of the PSU be calculated as if they were not “restricted securities.” The issuance of shares of Common Stock pursuant to the PSU Award is conditioned upon the Participant’s entering into the form of section 431 election attached immediately below.

2024

NOTICE TO UK PARTICIPANTS
REGARDING THE TAX IMPACT OF ACCEPTING THE 431 ELECTION

Because there is a risk that HM Revenue & Customs (“HMRC”) may consider the shares you acquire at settlement of your Restricted Stock Units (“RSUs”), Performance Share Units (“PSUs”) and/or exercise of your Stock Appreciation Rights (“SARs”) to be “restricted” securities, you are required to enter into a joint election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“431 Election”). This will ensure that you will be subject to tax on the full unrestricted market value of shares at settlement or exercise thereby avoiding any subsequent taxable event (other than upon sale of shares acquired at settlement or exercise as applicable).

Clicking on the “ACCEPT” box indicates your acceptance of Part A of the two part “Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003”.  Your employer will sign and maintain Part B on file. You should read this Notice in its entirety before accepting the 431 Election.

Tax Impact of Accepting the 431 Election

By entering into the Election:

•you agree that you will be subject to income tax and National Insurance contributions on the full unrestricted market value of shares at settlement of your RSUs, PSUs and/or exercise of your SARs notwithstanding Otis Worldwide Corporation (“Corporation”)’s discretion to require you to give back shares or cash paid in connection with your awards in the event you engage in activity harmful to the Corporation as described in the “Forfeiture of Award and Repayment of Realized Gains” section of the Schedule of Terms; and

•you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Corporation or your employer may still require you to sign a paper copy of this 431 Election (or a substantially similar form) if the Corporation determines necessary to give effect to the 431 Election.

Please read the 431 Election carefully before accepting the 431 Election.

Please print and keep a copy of the 431 Election for your records.

2024

Otis Worldwide Corporation

Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for full disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003

Two Part Election

Part A - To be completed by the Employee

1.Between

The Employee who has obtained authorized access to the joint election

and

The Company (who is the Employee’s employer) identified in the attached Schedule of the Company Registration Number provided in the attached Schedule

2.Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the Employee and applies to:

Number of securities            All securities
Description of securities        Shares of common stock of Otis Worldwide Corporation
Name of issuer of securities        Otis Worldwide Corporation, a Delaware corporation

acquired by the Employee on or after the date of this joint election under the terms of the Otis Worldwide Corporation 2020 Long-Term Incentive Plan.

2024

4.Extent of Application

This election under section 431(1) ITEPA disapplies all restrictions attaching to the securities.

5.Declaration

This election will become irrevocable upon the later of the date it is signed or accepted electronically or the acquisition and each subsequent acquisition of employment-related securities to which this election applies.

In signing or electronically accepting this joint election, I agree to be bound by its terms as stated above.

………………………………………..        …./…./……….
Signature (Employee)                    Date

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the Employee and the Service Recipient in respect of that and any later acquisition.

2024

SCHEDULE TO FORM OF ELECTION – EMPLOYING COMPANY

The employing companies to which this joint election relates are:

Employing Company	Company Registration Number
Otis Ltd.	147366

2024